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                                                                EXHIBIT 23.2


                         CONSENT OF FINANCIAL ADVISOR


        We hereby consent to the use of our opinion included as Annex C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Wood Bancorp, Inc. with and into Sky Financial Group, Inc., and to the reference to our firm name under the caption "The Merger - Fairness Opinion of Stifel, Nicolaus & Company, Incorporated" in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                      STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                      By: /s/ Mark J. Ross
                                         -------------------------------------
                                         Mark J. Ross
                                         Vice President



St. Louis, Missouri

May 27, 1999